Exhibit 10.24

DATED: March 30th 2020

AGEX THERAPEUTICS INC.

(as Borrower)

- and -

JUVENESCENCE LIMITED

(as Lender)

- and –

RECYTE THERAPEUTICS INC.

(as Guarantor)

- and –

REVERSE BIOENGINEERING, INC.

(as Guarantor)

SECURED CONVERTIBLE FACILITY AGREEMENT

1

THIS CONVERTIBLE FACILITY AGREEMENT is made on March 30, 2020

AMONG

(1)	AGEX THERAPEUTICS INC., a company incorporated in Delaware with its primary address at 965 Atlantic Ave., #101, Alameda, CA 94501 (the “Borrower”);

(2)	RECYTE THERAPEUTICS, INC., a California corporation with its primary address at 965 Atlantic Ave., #101, Alameda, CA 94501 (“ReCyte”);

(3)	REVERSE BIOENGINEERING, INC, a Delaware corporation with its primary address at 965 Atlantic Ave., #101, Alameda, CA 94501 (“Reverse”); Reverse together with Recyte, each a “Guarantor” and together the “Guarantors”;

(4)	JUVENESCENCE LIMITED, a company incorporated in the British Virgin Islands with company number 1925731 and its registered office at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands (the “Lender”),

each a “party” and together the “parties”.

PRELIMINARY

This Agreement shall set forth the terms and conditions upon which the Lender has agreed to provide a secured convertible facility to the Borrower, not exceeding the aggregate principal amount of up to US$8,000,000 (eight million dollars) on the terms and conditions set out in this Agreement.

OPERATIVE PROVISIONS

1	Interpretation

1.1	Definitions in this Agreement:

“Address for Service” means the address shown in Clause 16.2 or such other address as the Borrower may from time to time designate by written notice to the Lender;

“Advance” means each amount advanced or to be advanced by the Lender under this Agreement;

“Availability Period” means the period starting on the date of this Agreement and ending on the date falling eighteen (18) months after the date of this Agreement or, if earlier, on the date a Qualified Offering is consummated by the Borrower as contemplated by Clause 7;

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) public holiday in London or New York on which banks are closed or are permitted to be closed open for general business;

“Collateral” means all property of the Obligors described as “Collateral” in the Security Agreement, together with all other property that now or hereafter secures (or is intended to secure) obligations of the Obligors under this Agreement and the other Facility Documents;

“Commitment” means US$8,000,000;

“Conversion Date” means, in the event that the Borrower elects the conversion option described in Clause 7, the date of consummation of a Qualified Offering;

“Conversion Notice” has the meaning set out in Clause 8.2 below;

“Default” means an Event of Default that remains uncured beyond any cure period provided in Clause 13.1;

2

“Drawdown Notice” means a request for an Advance substantially in the form set out in Schedule part 1 (Form of Drawdown Notice) of this Agreement;

“Drawdown Shares” means 28,500 fully paid Shares issued to the Lender for nil consideration on the date the Lender has advanced to the Borrower the first US$3,000,000 under this Agreement;

“Event of Default” means any one of the events mentioned in Clause 13 (Events of Default) of this Agreement;

“Facility” means the facility made available to the Borrower by the Lender under Clause 2 (The Facility) of this Agreement;

“Facility Documents” means, collectively, this Agreement, the Security Agreement, the IP Security Agreements and each other document, instrument or agreement now or hereafter delivered by an Obligor or other person to the Lender in connection with the transactions contemplated by this Agreement as amended from time to time;

“Indebtedness” includes any obligation for the payment or repayment of money borrowed (whether borrowed by the Borrower or as to which the Borrower is a surety or guarantor of payment) but excluding trade payables and similar obligations arising in the ordinary course of business;

“Initial Drawdown” means the initial Advance of $500,000 requested by the Borrower and agreed by the Lender pursuant to Clause 3.1;

“IP Security Agreements” means, collectively, each (i) Notice of Grant of Security Interest in Copyrights, (ii) Notice of Grant of Security Interest in Trademarks and/ or (iii) Notice of Grant of Security Interest in Patents executed and delivered from time to time by any Obligor in accordance with the terms of the Security Agreement (including, without limitation, the notices described in the foregoing (i), (ii) and (iii) which are required to be executed and delivered by the Obligors as a condition of the Third Drawdown in accordance with the terms of the Security Agreement);

“Investment Representations Schedule” means the representations and warranties made by the Lender in Part A and the Obligors in Part B of Schedule 2 (Investment Representations) of this Agreement;

“Market Price” means the last closing price of the Borrower’s shares on the NYSE American stock exchange (or other national securities exchange on which the Borrower’s shares may be listed) preceding the delivery of the relevant Drawdown Notice or Conversion Notice, as applicable; provided, that if the Borrower’s shares are not listed on any such securities exchange, the “Market Price” shall mean (a) the closing sales price of the Borrower’s shares on such day as quoted on the OTC Bulletin Board, the OTC Markets Group, Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink (collectively the “Pink OTC Markets”), or similar quotation system or association; or (b) if there have been no sales of the Borrower’s shares on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Borrower’s shares quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive trading days ending on the trading day immediately prior to the day as of which “Market Price” is being determined; provided, further, that if at any time the Borrower’s shares are not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Market Price” of the Borrower’s shares shall be the fair market value per share as determined jointly by the Borrower’s Board of Directors and the Lender.;

3

“Obligors” means, collectively, the Borrower and each of the Guarantors. The term “Obligor” shall be a reference to any of the Borrower or any Guarantor, individually;

“Outstanding Amount” means the aggregate principal cash amount outstanding from time to time under this Agreement;

“Qualified Offering” means the sale of Shares (or Units as contemplated by Clause 7.3) to third party investors in a bona fide investment transaction in which the aggregate sales price to the Borrower of the Shares (or Units) sold in such offering, before deduction of underwriting discounts and commissions, placement agent fees and offering expenses, is not less than US$10 million;

“Repayment Date” means the day falling on the third anniversary of the date of this Agreement, unless repaid earlier, or, if such day is not a Business Day, the next Business Day;

“Restructuring Plan” means the plan outlining reductions in the number of employees and consultants to be implemented fully by 30 April 2020;

“Second Drawdown” means the Advance pursuant to the Drawdown Notice delivered pursuant to Clause 3 that next succeeds the Initial Drawdown, which the Parties currently expect to be in the sum of US$500,000 at or around April 15th 2020;

“Security Agreement” means the Security and Pledge Agreement required to be executed and delivered as a condition of the Third Drawdown in accordance with the terms of Clause 10.2 by and among the Obligors and the Lender, together with all schedules and exhibits thereto as amended from time to time;

“Security Agreements” refers to the Security Agreement and the IP Security Agreements, collectively;

“Sharia” means the principles and standards of the Islamic Sharia (where applicable), issued by the Accounting and Auditing Organization for Islamic Financial Institutions as of the original date of this Agreement;

“Sharia Supervisor” means an Islamic finance scholar who is a member of a recognized Islamic commercial bank’s Sharia supervisory committee or board;

“Tax” includes any form of taxation, levy, duty, charge, contribution or impost of whatever nature (including any applicable fine, penalty, or surcharge);

“Term” means the period commencing the date of this Agreement and expiring on the Repayment Date;

“Termination Notice” means a notice from the Lender to the Borrower given pursuant to Clause 13.2 terminating this Agreement and the Facility;

“Third Drawdown” means the Advance pursuant to the Drawdown Notice delivered pursuant to Clause 3 that next succeeds the Second Drawdown, which the parties currently expect to be in the sum of US$1,000,000 at or around the end of April 2020;

“Shares” shares of common stock, par value US$0.0001 per share, of the Borrower;

“Units” means units consisting of Shares together with warrants or any other security convertible into Shares, sold in a Qualified Offering;

“VAT” means value added tax as provided for in the Value Added Tax Act 1996 and any other tax of a similar nature;

“Warrants” means the warrants granted by the Borrower to the Lender as consideration for each advance in accordance with Clause 3.6 of this Agreement and the Warrant Agreement;

4

“Warrant Agreement” means the Warrant Agreement executed as of the date of this Agreement and attached to this Agreement in the form of Exhibit A; and

“Warrant Instrument” means a Warrant Instrument in the form of Exhibit A to the Warrant Agreement.

1.2	References in this Agreement to:

(a)	any document is deemed to include a reference to such document as amended, novated, supplemented, substituted or replaced from time to time;

(b)	any person includes its respective successors, assigns and transferees;

(c)	a provision of a statute is, unless otherwise indicated, deemed to include a reference to such provision as amended, modified or re-enacted from time to time;

(d)	a time of day is the time in London on the specified date;

(e)	the singular, where the context so admits, is deemed to include the plural and vice versa; and

(f)	a person is deemed to include a reference to a company, partnership, unincorporated body and any other entity and vice versa.

1.3	Titles – Clause headings shall not affect the meaning of that or any other provision.

2	The Facility

2.1	Subject to the terms and conditions of this Agreement, the Lender has agreed to make a secured convertible facility available to the Borrower of up to the Commitment. Notwithstanding anything to the contrary contained herein, it is understood and agreed that the Lender may refuse to make any Advance, other than the Initial Drawdown, to the Borrower at its sole discretion and the Lender shall have no liability whatsoever should it elect to not make any Advance, other than the Initial Drawdown, requested by the Borrower hereunder for any reason whatsoever.

2.2	Any amounts drawn down under the Facility will be used by the Borrower for the purpose of the Borrower’s research and development work, professional and administrative expenses, and for general working capital only (and shall be drawn-down in accordance with a budget agreed by the Parties from time-to-time). To enable the Parties to monitor the use of funds not later than ten (10) days before the commencement of each calendar month, the Borrower will furnish the Lender with detailed monthly cash expenditure forecasts for such month and also five (5) days after each month end, a variance analysis for the preceding month of actual versus forecast cash expenditure, in each case in a form reasonably satisfactory to the Lender.

2.3	Other than the Initial Drawdown each Advance by the Lender shall be at its sole discretion. Each of the Parties however understands that the Second Drawdown will only be made available by the Lender where:

(a)	the Board of Directors of the Borrower has approved (by formal Board resolution) a restructuring plan by April 15th 2020 and that plan is implemented before 30 April 2020; and

(b)	the restructuring plan will reduce total monthly base salaries for all employees of the Borrower (and its subsidiaries) to below $150,000, and consulting costs of the Borrower (and its subsidiaries) to below $10,000 per month, and no bonuses will be declared or paid for the 2019 financial year (and for the avoidance of doubt the reduction in base salaries and consulting fees will be contractual such that any employee or consultant transferred to part-time working can only have their contract thereafter changed after gaining written permission from the Lender); and

5

(c)	the Borrower makes no payments between March 31st, 2020 and April 15th, 2020, other than employee payroll and withholding taxes without first receiving written consent from the Lender, not to be unreasonably withheld.

3	Drawings

3.1	Mechanics – Provided the conditions set forth in Clause 10 have been met by the Borrower, then on the execution of this Agreement by the Parties;

(a)	the Borrower shall submit to the Lender the Drawdown Notice in respect of the Initial Drawdown in an amount no more than US$500,000 (which shall be unsecured until payment of the Third Drawdown);

(b)	on receipt of the Drawdown Notice at paragraph (a) above, the Lender shall make the Initial Drawdown Advance to the Borrower;

3.2	Other than in respect of the Initial Drawdown all subsequent drawdown of funds (including the Second Drawdown) shall be subject to:

(a)	the Lender’s written consent which shall only be provided after consultation between the Lender and the Borrower but determined in the Lender’s sole discretion;

(b)	the Lender receiving a duly completed Drawdown Notice from the Borrower not less than five (5) Business Days prior to the proposed drawdown date; and

3.3	Other than in respect of the Initial Drawdown and the Second Drawdown, all subsequent drawdown of funds (including the Third Drawdown) shall be subject to the Lender and Obligors having executed the Security Agreements and such agreements, together with any Collateral-related filings referred to in Clause 10.2, remaining in full force and effect.

3.4	Subject to of the Lender’s right to refuse to make any Advance (at its sole discretion) as set out at Clause 2.1, the Lender shall make each additional Advance to the Borrower if:

(a)	the Lender has received a duly completed Drawdown Notice from the Borrower;

(b)	the proposed drawdown date falls within the Availability Period;

(c)	no Termination Notice is served by the Lender within three (3) Business Days prior to the Drawdown Notice;

(d)	no Default has occurred and is continuing on the date the Drawdown Notice is received by the Lender or on the proposed drawdown date; and

(e)	the amount to be drawn down under the Drawdown Notice does not, unless otherwise agreed in writing by the Lender, exceed US$1,000,000 (and the aggregate amount drawn-down does not exceed the Commitment).

3.5	Disbursement – Subject to the terms herein, the Lender shall make each Advance available to the Borrower by payment to the account specified in writing prior to the Initial Drawdown or in the relevant Drawdown Notice.

6

3.6	Warrants – As a condition of each Advance, on receipt of any funds advanced to the Lender under the terms of this Agreement, the Borrower shall grant to the Lender a number of Warrants equal to 50% of the gross value of the relevant Advance made (less any set-off for expenses deducted by the Lender). The exercise price of Warrants granted at the time of each Advance shall be equal to the Market Price. The number of Warrants granted shall be determined in accordance with the formula set out below:

X = (A/B) x 50%

Where:

X = the number of Warrants to be granted;

A = the amount of the Advance; and

B = the Market Price.

3.7	Within 10 days of each Advance the Borrower shall issue the Lender a duly executed certificate in respect of Warrants in accordance with the terms of the Warrant Instrument. The delivery of Warrants with respect to the Initial Drawdown shall be subject to, and shall be made promptly following, receipt of any required approvals of the NYSE American Stock Exchange. The Company shall use its best efforts to obtain any such approvals as promptly as possible after execution of this Agreement.

4	Draw-Down Shares and Interest

4.1	Interest Rate – No interest shall be charged on any sums outstanding under the Facility whatsoever as the Obligors hereby recognize and agree that the principle of the payment of interest is not permitted by Sharia and accordingly to the extent that any legal system would (but for the provisions of this Clause) impose (whether by contract or by statute) any obligation to pay interest, the Obligors hereby irrevocably and unconditionally expressly waive and reject any entitlement to recover interest from each other.

4.2	The Obligors recognize that the receipt and payment of interest is prohibited under Sharia and accordingly agree that if any claims for amounts due under this Agreement are made in a court of law and that court imposes an obligation to pay interest on the amounts being claimed, the Obligors hereby irrevocably and unconditionally expressly waive and reject any entitlement to recover such interest and to the extent any amounts of interest are received by the Lender, it will pay such amounts received to a charity designated by an agreed and recognized Sharia Supervisor.

4.3	On the date the Lender has advanced to the Borrower the first US$3,000,000 under this Agreement the Borrower undertakes and covenants that it shall immediately issue to the Lender the Drawdown Shares as an arrangement fee for the Facility. The Drawdown Shares shall be issued as fully paid Shares ranking pari passu with the existing issued Shares of the Borrower.

5	Warranties

5.1	The Lender makes the representations as set out in Part A of Schedule 2 and the Obligors make the representations and warranties as set out in Part B of Schedule 2. The Parties agree and acknowledge that each Party has entered into this Agreement in reliance on the representations and warranties made by them respectively in Schedule 2. The warranties and representations shall be made by the Parties on the execution of this Agreement and shall be repeated by the Obligors on drawdown.

6	Repayment

6.1	The Borrower shall repay the Facility to the Lender on the earlier of:

(a)	at borrower’s election, any date on or before the Repayment Date; or

(b)	in accordance with Clause 18.4 or in accordance with Clause 13.2 following an Event of Default.

7

7	Borrower Conversion

7.1	At the Borrower’s election, in lieu of repayment, the Outstanding Amount may be converted, in whole but not in part except as provided in Clause 7.6, into a number of fully paid and non-assessable Shares, subject to and determined as provided in Clause 7.3 below, as of the date of, and in all cases subject to the consummation of, a Qualified Offering provided, that no Event of Default shall at the time exist and be continuing.

7.2	In order to elect to convert the Outstanding Amount into Shares in connection with a Qualified Offering in accordance with this Clause 7, the Borrower shall give Lender notice of such election not less than five (5) Business Days prior to the anticipated Conversion Date, specifying the anticipated Conversion Date, the anticipated aggregate proceeds to the Borrower and the other anticipated terms of the Qualified Offering.

7.3	Subject to Clause 7.6, the number of Shares or Units issuable upon conversion of the Outstanding Amount shall be the quotient of (x) the Outstanding Amount, divided by (y) the lowest price per Share or Unit paid by investors for Shares or Units in the Qualified Offering before deducting underwriting commissions and discounts, placement agent commissions and fees, and other expenses of the Qualified Offering. In lieu of any fractional Share or Unit to which the Lender would otherwise be entitled, the Borrower shall pay cash equal to the product of such fraction multiplied by the price of such Share or Unit in the Qualified Offering.

7.4	Subject to Clause 7.6, upon the consummation of a Qualified Offering, in the event that the Borrower does not elect to convert the Outstanding Amount into Shares in accordance with Clause 7.1: (a) the Availability Period shall terminate and the Lender will not be required to make any further Advances; and (b) at any time prior to the Repayment Date the Lender shall have the right to elect to receive, in its sole discretion, in lieu of any cash repayment of the Outstanding Amount, a number of Shares (or Units, if Units are sold in the Qualified Offering) equal to the Outstanding Amount being so repaid, divided by the lowest price per Share or Unit paid by investors for Shares or Units in the Qualified Offering before deducting underwriting commissions and discounts, placement agent commissions and fees, and other expenses of the Qualified Offering. In lieu of any fractional Share or Unit to which the Lender would otherwise be entitled, the Borrower shall pay cash equal to the product of such fraction multiplied by the price of such Share or Unit in the Qualified Offering. The Borrower shall give the Lender written notice five (5) Business Days prior to making any repayment of the Outstanding Amount under this Agreement in order to permit the Lender to make such an election. If the Lender does not elect to convert the Outstanding Amount to shares in accordance with this Clause 7.4 the Outstanding Amount shall be repayable in full on the Repayment Date (or earlier in accordance with the terms of this Agreement).

7.5	If under the rules of the NYSE American or any other stock exchange on which the Shares are listed (an “Applicable Exchange”), approval by the stockholders of the Borrower would be required in connection with the issuance of Shares or Units upon any conversion under this Clause 7, then unless and until such stockholder approval has been obtained, the maximum amount of the Outstanding Amount that may be converted into Shares or Units shall not exceed an amount that would result in the number of Shares (including Shares issued separately or as a part of a Unit) so issued (together with Shares issued upon the consummation of a Qualified Offering in the case of a conversion under Clause 7.1 or that is otherwise deemed by the Applicable Exchange to be in connection with the consummation of the Qualified Offering) exceeding 19.9% of the number of Shares outstanding immediately before such conversion (and before consummation of the Qualified Offering in the case of a conversion under Clause 7.1 or that is otherwise deemed by the Applicable Exchange to be in connection with the consummation of a Qualified Offering). To the extent any funds cannot be so converted as a result of the 19.9% cap such funds shall remain outstanding as loan funds in accordance with the terms of this Agreement.

8

8	Lender Conversion

8.1	At any time while funds under this Agreement remain outstanding, at the Lender’s election, in lieu of repayment, the Outstanding Amount (or any part thereof) may be converted into a number of fully paid and non-assessable Shares of the Borrower. The conversion price shall be equal to the Market Price on the date prior to the date the Lender delivers a Conversion Notice in accordance with Clause 8.2 below.

8.2	In order to elect to convert some or all of the Outstanding Amount into Shares the Lender shall give to the Borrower a notice of such election (a “Conversion Notice”) specifying a date which is not less than five (5) Business Days following on which the amount of the Outstanding Commitment to be converted (as notified in the Conversion Notice) shall be converted to new Shares. The number of Shares issued by the Borrower shall be rounded down to the nearest whole number of shares (i.e. no fractional shares shall be issued by the Borrower).

8.3	If under the rules of the NYSE American or any other stock exchange on which the Shares are listed (an “Applicable Exchange”), approval by the stockholders of the Borrower would be required in connection with the issuance of Shares upon any conversion under this Clause 8, then unless and until such stockholder approval has been obtained, the maximum amount of the Outstanding Amount that may be converted into Shares shall not exceed an amount that would result in the number of Shares so issued exceeding 19.9% of the number of Shares outstanding immediately before such conversion. To the extent any funds cannot be so converted as a result of the 19.9% cap such funds shall remain outstanding as loan funds in accordance with the terms of this Agreement.

9	Tax

9.1	Withholdings – If at any time the Obligors are required by law to make any deduction or withholding from any payment due from the Obligors to the Lender, the Obligors shall simultaneously pay to the Lender whatever additional amount is necessary to ensure that the Lender receives a net sum equal to the payment it would have received had no deduction or withholding been made. If the Lender is entitled to an exemption from or reduction of withholding tax with respect to payments hereunder, the Lender shall deliver to the Obligors such properly completed and executed documentation prescribed by law as will permit such payments to be made without withholding or at a reduced rate of withholding.

9.2	The Obligors shall also promptly deliver to the Lender any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

9

10	Documentary Conditions Precedent to Initial Drawdown and Third Drawdown

10.1	This Agreement shall not become effective until the date on which each of the following conditions are satisfied (or waived by the Lender):

(a)	Warrants. The Borrower has passed all such resolutions (of shareholders and/or directors) to approve and adopt the Warrant Agreement and the issuance of Warrant Instruments hereunder and thereunder;

(b)	Counterparts of this Agreement. The Lender shall have received counterparts of this Agreement, duly executed by each of the Obligors, as well as the Lender.

(c)	The Lender shall have received (a) the Warrant Agreement in the form attached as Exhibit A to this Agreement, and (b) Amendment No. 1 to the Registration Rights Agreement dated as of August 13, 2019 between the Borrower and the Lender, in the form previously agreed by the parties, in each case duly executed by the Borrower and the other parties thereto.

(d)	Other Documents. The Lender shall have received such other documents as the Lender shall have reasonably requested from the Obligors.

10.2	As a condition of the Third Drawdown, the Borrower shall deliver to the Lender the fully executed Security Agreements. In particular the Lender shall have received: (a) the Security Agreement and the IP Security Agreements, each duly executed by the applicable Obligors, (b) evidence satisfactory to the Lender that all filings or recordations necessary to perfect the Lender’s liens in the Collateral shall have been made or provisions for the filing thereof have been made immediately post-closing, (c) physical delivery of all original certificates evidencing Pledged Equity (as defined in the Security Agreement) and any original instrument required to be delivered pursuant to the Security Agreement, together with, in each case, an original transfer power duly executed in blank by the applicable Obligor with respect thereto.

11	Guarantee and Indemnity

11.1	Subject to, and effective upon, the Advance under the Third Drawdown, each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to the Lender the due and punctual payment and performance by the Borrower of all the Borrower’s obligations and liabilities under or in connection with this Agreement and the Facility Documents (as any such obligations and liabilities may from time to time be varied, novated, extended, increased or replaced);

(b)	undertakes with the Lender that whenever the Borrower does not pay any amount when due under or in connection with this Agreement and/or any Facility Document, that the Guarantors shall immediately on demand pay that amount to the Lender as if it were the principal obligor;

(c)	agrees with the Lender that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, they will, as an independent and primary obligation, indemnify the Lender immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under this Agreement or a Facility Document on the date when it would have been due. The amount payable by the Guarantors under this indemnity will not exceed the amount it would have had to pay under this Clause 11 if the amount claimed had been recoverable on the basis of a guarantee; and

10

(d)	undertakes to the Lender on the date of this Agreement and repeats on the date of each Drawdown Notice and actual drawdown:

i.	that it is validly incorporated and is in good standing in the country and state of its incorporation;

ii.	it has complied with all material legal and regulatory requirements applicable to it; and

iii.	that it is not insolvent, unable to pay its debts within the meaning of the insolvency legislation applicable to the Guarantor concerned, that it has not stopped paying debts as they fall due, that it is not in negotiations with one or more of its creditors about anticipated financial difficulties, it is not in liquidation, administration, or bankrupt and that no resolution or decision has been made to place the Guarantor into liquidation, administration, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), or similar laws in the United States or other applicable jurisdictions to it from time to time.

11.2	This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Guarantor under this Agreement or any Facility Document, regardless of any intermediate payment or discharge in whole or in part.

11.3	As a separate and independent stipulation and without prejudice to any other provision in this Agreement, all sums which may not be recoverable from the Guarantors whether by reason of any legal limitation, disability or incapacity on or of any Guarantor or any other fact or circumstance (and whether known to the Lender or not) shall nevertheless be recoverable from either Guarantor as sole or principal debtor and shall be paid by the Guarantors on demand in writing by the Lender.

11.4	If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by the Lender in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 11 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

11.5	Each Guarantor waives any right it may have of first requiring the Lender to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantors under this Clause 11. This waiver applies irrespective of any law or any provision of any Facility Document to the contrary.

11.6	The obligations of each Guarantor under this Clause 11 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 11 (without limitation and whether or not known to an Obligor) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any Obligor under the terms of any composition or arrangement with any creditor of any member of its group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of this Agreement and/or the Facility Documents or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility;

11

(f)	any unenforceability, illegality or invalidity of any obligation under this Agreement and any Facility Document; or

(g)	any insolvency or similar proceedings.

11.7	Until all amounts which may be or become payable by the Obligors under or in connection with this Agreement and the Facility Documents have been irrevocably paid in full, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under this Agreement and/or the Facility Documents or by reason of any amount being payable, or liability arising, under this Clause 11 including:

(a)	to be indemnified by an Obligor;

(b)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under this Agreement and/or the Facility Documents or of any other guarantee or security taken pursuant to, or in connection with, this Agreement and/or the Facility Documents;

(c)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 11.1;

(d)	to exercise any right of set-off against any Obligor; and/or

(e)	to claim or prove as a creditor of any Obligor in competition with the Lender.

If a Guarantor receives any benefit, payment or distribution in relation to such rights, it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Lender by the Obligors under or in connection with this Agreement and/or the Facility Documents to be repaid in full on trust for the Lender and shall promptly pay or transfer the same to the Lender or as the Lender may direct.

11.8	This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender.

11.9	Each Guarantor shall, on demand by the Lender, execute whatever documents the Lender may reasonably require in order to carry out the intent and purposes of its obligations under this Clause 11.

11.10	For the avoidance of doubt, no Guarantor shall have any obligation under this Clause 11 until the making of the Advance under the Third Drawdown.

12	Covenants of the Obligors

12.1	Covenants – Within five (5) Business Days of execution of this Agreement, the Borrower covenants to furnish the Lender with detailed monthly cash expenditure forecasts for the month of April 2020.

12.2	Each of the Obligors respectively covenant that they shall not make any payments whatsoever from the date of execution of this Agreement until April 3rd 2020 without the Lender’s written consent.

12

12.3	At all times while any funds under this Agreement are outstanding, the Obligors covenant that they shall not (without the prior written consent of the Lender), borrow any funds, grant or create or attempt to create or permit to subsist any mortgage, guarantee, charge, lien (other than a lien arising in the ordinary course of business by operation of law) or other encumbrance, trust agreement, declaration of trust, or trust arising by operation of law over or in respect of its or their assets (including the Collateral and all other assets covered by the Security Agreement), unless and until all funds advanced by the Lender pursuant to (i) the terms of this Agreement; and (ii) the loan agreement between the Lender and the Borrower dated August 13, 2019, have been repaid in full by the Borrower to the Lender. For the avoidance of doubt, the Obligors shall only be entitled to apply for and draw-down Government backed debt or other financial support (available as a result of the Covid-19 pandemic), including but not limited to funding available under the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act) signed into law March 27, 2020, with the written consent of the Lender (not to be unreasonably withheld)

12.4	The Obligors respectively acknowledge and agree that if any of the covenants in this Clause 12 are breached by any Obligor, it shall constitute an Event of Default under Clause 13.

13	Events of Default

13.1	Events – Each of the following will be an Event of Default:

(a)	Payment – the Obligors fail to pay any amount payable by it in the manner and at the time provided under and in accordance with this Agreement or any other Facility Document and the failure is not remedied within ten (10) Business Days following the date the payment was to be made;

(b)	Obligations – if the Obligors fail to perform any of their covenants or obligations or fail to satisfy any of the conditions under this Agreement or any other Facility Document and, such failure (if capable of remedy) remains unremedied to the satisfaction of the Lender for ten (10) Business Days after notice requiring its remedy has been given by the Lender to the Borrower;

(c)	Other Indebtedness – if any Indebtedness of an Obligor in excess of US$100,000 becomes due and payable or capable of being declared due and payable prior to its due date or any Indebtedness of an Obligor in excess of US$25,000 is not paid on its due date;

(d)	Carrying on Business – if the Obligors stop payment of its debts generally or ceases or threatens to cease to carry on its business or is unable to pay its debts as they fall due or is deemed by a court of competent jurisdiction to be unable to pay its debts as they fall due, or enters into any arrangements with its creditors generally;

(e)	Insolvency – if any of the Obligors are in liquidation or administration or subject to any other insolvency procedure (including Chapter 11, Title 11 of the United States Bankruptcy Code) in any jurisdiction (other than a proceeding instituted by Lender or an affiliate of Lender), or a receiver, manager, trustee, custodian or analogous officer is appointed in respect of all or any material part of its property or assets and such appointment continues undischarged or unstayed for a period of sixty (60) days;

(f)	Illegality – if it becomes unlawful for the Obligors to perform all or any of its obligations under this Agreement or any authorisation, approval, consent, license, exemption, filing, registration or other requirement of any governmental, judicial or public body or authority necessary to enable the Obligors to comply with its obligations under this Agreement or to carry on its business is not obtained or, having been obtained, is modified in a manner that precludes the Obligors from conducting their business in any material respect, or is revoked, suspended, withdrawn or withheld or fails to remain in full force and effect;

(g)	Expropriation – the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against all or any material part of the property or assets of the Obligors if such process is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy;

13

(h)	Court Action – if any injunction, order, judgment or decision of any court is entered or issued which, in the opinion of the Lender, materially and adversely affects, or is reasonably likely so to affect, the ability of the Obligors to carry on their business or to pay amounts owed to Lender under this Agreement; and

(i)	Transfer of Assets – if any Obligor, whether in a single transaction or a series of related transactions, sells, leases, licenses, consigns, transfers or otherwise disposes of any material portion of its assets, other than (i) any sale, assignment, transfer or other disposition of assets from one Obligor to another, (ii) sales, transfers and dispositions of inventory in the ordinary course of business, (iii) any termination of a lease of real or personal property that is not necessary in the ordinary course of the Obligors’ business, could not reasonably be expected to have a material adverse effect and does not result from an Obligor’s default, and (iv) any sale, lease, license, consignment, transfer or other disposition of assets which has been approved in writing by the Lender.

(j)	Failure of Security – any of the following shall occur: (i) the security and/or liens created by the Security Agreement or any Facility Document shall at any time cease to constitute valid and perfected security and/or liens on any material portion of the Collateral intended to be covered thereby; (ii) except for expiration in accordance with its terms, the Security Agreement or any other Facility Document pursuant to which a lien is granted by any Obligor in favour of the Lender shall for whatever reason be terminated or shall cease to be in full force and effect; (iii) the enforceability of the Security Agreement or any other Facility Document pursuant to which a lien is granted by any Obligor in favour of the Lender shall be contested by any Obligor thereto, (iv) any Obligor shall assert that its obligations under this Agreement or any other Facility Document shall be invalid or unenforceable, or (v) a loss, theft, damage or destruction occurs with respect to a material portion of the Collateral.

(k)	Financial Condition – if there is any change in the financial condition of the Obligors which, in the opinion of the Lender, materially and adversely affects, or is reasonably likely so to affect, the ability of the Obligors to perform any of its obligations under this Agreement.

(l)	Misrepresentation – if any representation, warranty or statement made, repeated or deemed made by the Obligors in this Agreement, or pursuant to the Facility Documents is incomplete, untrue, incorrect or misleading in any material respect when made, repeated or deemed made.

(m)	Cessation of business – if any or all of the Obligors suspend or cease to carry on (or threatens to suspend or cease to carry on) all or a material part of its or their business.

13.2	Remedies – While an Event of Default is continuing and provided it has not been remedied in ten (10) Business Days following notice of the Default given by the Lender to the Borrower, the Lender may do all or any of the following:

(a)	by notice to the Borrower, declare the Outstanding Amount and all accrued fees and other sums owed by the Obligors under this Agreement to be immediately due and payable and the same will become so due and payable;

(b)	by notice to the Borrower, declare the outstanding balance of the Commitment to be immediately reduced to zero and the same will be so reduced; and

(c)	exercise any remedies available to the Lender under the Security Agreement, the other Facility Documents, and/or applicable law.

14

14	Liability

14.1	General Costs – The Obligors will from time to time on demand reimburse the Lender for all reasonable costs and expenses (including reasonable legal fees) and any VAT chargeable on them incurred in the preservation and enforcement of this Agreement.

14.2	Stamp duties – The Obligors will pay on demand all stamp and other duties and Taxes, if any, to which this Agreement may be subject or give rise and indemnify the Lender on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Obligors to pay any such duties or Taxes.

14.3	Default – In the event of any lawsuit or other action to enforce any right or remedy of Lender under this Agreement, or to resolve any dispute arising from or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and expenses of such lawsuit or proceeding, including without limitation, reasonable attorneys’ fees.

14.4	Liability – The Lender shall have no liability whatsoever to any Obligor should it deliver a Termination Notice under Clause 13.2 of this Agreement (in particular it shall have no liability to fund or pay any costs or liabilities incurred by any Obligor prior to the date of the Termination Notice where such costs and liabilities were incurred by such Obligor in reliance on the availability of funds under this Agreement).

15	Payments

15.1	Currency – The Obligors shall discharge each obligation in the currency in which it is due under this Agreement. If at any time the Lender receives any payment (including by set-off) referable to any of the liabilities of the Obligors under this Agreement from any source in a currency other than the currency in which it is due, then such payment shall take effect as a payment to the Lender of the amount in the due currency which the Lender is able to purchase (after deduction of any relevant costs) with the amount of the payment so received in accordance with its usual practice.

15.2	Indemnity – If a payment is made under a court order and is treated as a payment of an amount which falls short of the relevant liability of the Obligors expressed in the currency in which it is due, the Obligors as a separate and independent obligation shall on demand from time to time indemnify the Lender against such shortfall.

15.3	Funds – All payments made by any Obligors to the Lender shall be made in immediately available cleared funds on its due date (and, if such date is not a Business Day, on the immediately preceding Business Day) to the credit of such account as the Lender may designate. Such payments shall be made in full without set-off or counterclaim and free and clear of any deduction or withholding for or on account of any Tax (save for such deductions or withholdings as are required by law) or any other matter.

16	Communications

16.1	Written – All communications under this Agreement must be in writing.

16.2	Addresses – Any communication may be sent by prepaid post, or email or delivered to the Lender or an Obligor at its address or email address shown below or as may otherwise by notified to the relevant party in writing. Communications to the Obligors may also be sent to a place of business for it last known to the Lender or delivered to one of its officers.

To the Lender:	Juvenescence Limited
Fourth Floor, Viking House
Nelson Street
Isle of Man IM1 2AH
Attention: Gregory Bailey
Email: greg@juvenescence.ltd

To the Borrower or
the Guarantors:	[c/o] AgeX Therapeutics, Inc.
965 Atlantic Avenue, Suite 101
Alameda, California 94501
Attention: Russell Skibsted, Chief Financial Officer
Email: rskibsted@agexinc.com

15

16.3	Delivery – A communication by either of the parties, if sent by post, will be deemed made on the day after posting by first class post, postage prepaid (but, if to another country, five (5) days after posting by airmail, postage prepaid). Any communication sent by email will be deemed effective on the date of transmission if sent on a Business Day not later than 5:00 p.m. local time at the location of the recipient, or the next Business Day if sent on a day other than a Business Day or later than 5:00 p.m. local time at the location of the recipient.

17	Assignation and Transfer

17.1	Transfer by Lender – The Lender may transfer any of its rights to payment but not its obligations under this Agreement.

17.2	No transfer by Obligors – No Obligor may transfer any of its rights or obligations under this Agreement.

18	Miscellaneous

18.1	Costs and Expenses – The Obligors shall respectively be responsible for their own costs in relation to the preparation and execution of this Agreement and shall pay the reasonable and proper costs of the Lender in preparing and finalising this Agreement.

18.2	Delays – The rights and powers of the Lender under this Agreement will not be affected or impaired by any delay or omission by the Lender in exercising them or by any previous exercise of any such rights or powers.

18.3	Severability – Each of the provisions of this Agreement shall be severable and distinct from one another and if at any time anyone or more of these provisions (or any part of them) is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

18.4	Illegality – If at any time it becomes unlawful for the Lender to allow the Commitment to remain in effect or to make, fund or allow the Outstanding Amount to remain outstanding then the Lender will promptly notify the Borrower and:

(d)	the Lender will not be required to make the Outstanding Amount and the Commitment will be reduced to zero; and

(e)	if the Lender so requires by notice to the Borrower, the Borrower and/or the Obligors will repay the Outstanding Amount and pay to the Lender all other sums owed by the Obligors under this Agreement, all on such date as the Lender may reasonably specify.

18.5	Entire Agreement

This Agreement, together with the other Facility Documents, constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

18.6	Termination

Upon (i) the payment in full to the Lender of the Outstanding Amount, (ii) the conversion of the whole of the Outstanding Amount by the issuance to the Lender of the Shares in accordance with Sections 7 or 8, and delivery to the Lender of one or more valid share certificates for such Shares (or in lieu of certificates, evidence of direct registration in the records of the transfer agent in the case of such Shares), or (iii) any combination thereof which shall satisfy the Outstanding Amount, this Agreement shall terminate and the Borrower shall be forever released from its obligations under this Agreement, except to the extent that any obligations of the Borrower under Clauses 9 (Tax), 14 (Liability), 15 (Payments) and 18 (Miscellaneous) shall survive such termination and remain be valid and effective.

19	Counterparts

This Agreement may be executed in any number of counterparts, which shall together constitute one agreement. Any party may enter into this Agreement by signing any such counterpart. This Agreement and any Drawdown Notice or other notice or communication may be executed with signatures transmitted among the parties by pdf attached to an electronic mail, and no party shall deny the validity of a signature or this Agreement signed and transmitted by pdf attached to an electronic mail on the basis that a signed document is represented by a copy or facsimile and not an original.

16

20	Law and Jurisdiction

20.1	Law - This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales

20.2	Jurisdiction – For the exclusive benefit of the Lender, the parties irrevocably agree that the Courts of England are to have jurisdiction to settle any dispute arising from or in connection with this Agreement or relating to any non-contractual obligations arising from or in connection with this Agreement.

20.3	Nothing contained in this clause shall limit the right of the Lender to commence any proceedings against the Obligors in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Obligors in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

20.4	Each of the Obligors irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this clause, and any claim that those proceedings have been brought in an inconvenient or inappropriate forum and irrevocably agrees that a judgement in any proceedings commenced in any such court shall be conclusive and binding on it and may be enforced in the courts of any other jurisdiction.

17

IN WITNESS whereof these presents consisting of this and the preceding pages and the Schedules are executed as a deed as follows.

Executed and Delivered as a Deed by		/s/ Gregory Bailey

JUVENESCENCE LIMITED, acting by		Director

GREGORY BAILEY, a director in the

presence of:

/s/ Daivd Ellam

Witness Signature

Witness Name:	David Ellam

Witness Address:	#6, TN15 7BW, UK

Executed and Delivered as a Deed by		/s/ Michael D. West

AGEX THERAPEUTICS INC., in accordance		Director

with the laws of Delaware by

RUSSELL SKIBSTED, Chief Financial Officer

in the presence of:

/s/ Russell Skibsted

Witness Signature

Witness Name:	Russell Skibsted

Witness Address:	965 Atlantic Ave., Suite 101, Alameda, CA 94501

18

Executed and Delivered as a Deed by

RECYTE THERAPEUTICS INC., in accordance	Director

with the laws of California by

(NAME)

in the presence of:

Witness Signature

Witness Name:

Witness Address:

Executed and Delivered as a Deed by

REVERSE BIOENGINEERING INC., in accordance	Director

with the laws of California by

(NAME)

in the presence of:

Witness Signature

Witness Name:

Witness Address:

19

Schedule – Part 1 Form of Drawdown Notice

To: JUVENESCENCE LIMITED From: AGEX THERAPEUTICS INC.

Date: [●]

Dear Sirs

Secured Convertible Facility Agreement dated [●] (the “ Agreement”)

We refer to the Agreement. Terms defined in the Agreement have the same meaning in this notice.

This is a Drawdown Notice.

We request the following Advance: Amount of Proposed Advance: [•] Proposed drawdown date: [●]

Please credit the Advance to the following account: [●]

As at the date of this notice no Default is continuing or will occur as a result of the draw down of this Advance.

Yours faithfully

Name:

Chief Financial Officer [or Chief Executive Officer]

AGEX THERAPEUTICS INC.

20

Schedule 2

Investment Representations

1.	Terms defined in the Agreement have the same meaning in this notice. In accordance with clause 5 of this Agreement, the Lender makes the following warranties and representations, given as of the date of the Agreement in connection with the Facility and its acquisition of the Warrants and Drawdown Shares:

Part A

1.1	The Lender is a duly incorporated company validly existing under the laws of its jurisdiction of incorporation;

1.2	The Lender has the power to enter into, deliver and perform, and has taken all necessary actions to authorise its entry into, delivery and performance of this Agreement and the Facility Documents and the transactions contemplated by them.

1.3	The Lender has made such investigation of the Borrower as the Lender deemed appropriate for determining to acquire (and thereby make an investment in) the Warrants and Drawdown Shares, and in making such investigation, the Lender has had access to such financial and other Information concerning the Borrower as the Lender requested.

1.4	The Lender understands that the Warrants and shares of common stock issuable upon the exercise of the Warrants (“Warrant Shares”) and the Drawdown Shares are being offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or registration or qualification under the California Corporate Securities Law of 1968, as amended, or under the securities laws of any other state, country, or other jurisdiction in reliance upon the exemptions from such registration and qualification requirements for nonpublic offerings.

1.5	The Lender understands that (i) the Warrants, and any Warrant Shares issued upon exercise of Warrants, and the Drawdown Shares may not to be sold, offered for sale or transferred by the Lender unless subsequently registered under the Securities Act and applicable state securities laws, or unless sold or transferred pursuant to an exemption from such registration, and (ii) Warrants, Warrant Shares, and Drawdown Shares will carry a legend to such effect.

1.6	The Lender is acquiring the Warrants, Warrant Shares issued upon exercise of Warrants, and the Drawdown Shares solely for the Lender’s own account, for long-term investment purposes, and not with a view to, or for sale in connection with, any public distribution of the Warrants, Warrant Shares, or Drawdown Shares.

1.7	The Lender is an “accredited investor” as defined in Rule 501 under the Securities Act and is not a “U.S. Person” under Regulation S under the Securities Act.

1.8	The Lender agrees to keep the Draft Annual Financial Statements confidential until the Borrower files its Annual Report on Form 10-K for the year ended December 31, 2019, and to keep the Interim Financial Statements confidential until the Borrower files the Quarterly Report on Form 10-Q for the three months ending March 31, 2020.

2.	In accordance with clause 5 of this Agreement, the Obligors respectively make the following warranties and representations given as of the date of the Agreement in connection with the Facility and the Borrower’s issuance of the Warrants and Drawdown Shares:

Part B

2.1	The Obligors are all duly incorporated companies validly existing and in good standing under the laws of their jurisdiction of incorporation and each respectively has the power to own their assets and carry on their business as it is being conducted.

21

2.2	The Obligors have the power to enter into, deliver and perform, and have taken all necessary actions to authorise their entry into, delivery and performance of this Agreement and the Facility Documents.

2.3	No limit on the powers of the Obligors will be exceeded as a result of the borrowing or granting of security contemplated by this Agreement and the Facility Documents.

2.4	No litigation, arbitration or administrative proceedings are taking place, pending or, threatened against it, any of its directors or any of its assets, which might reasonably be expected to have a material adverse effect on their respective business, assets or condition, or its ability to perform its obligations under this Agreement and the Facility Documents.

2.5	Each Obligor warrants that it has no existing third party encumbrances including but not limited to mortgages, guarantees, charges, liens or other encumbrances, trust agreement, declaration of trust, or trust arising by operation of law over any of its assets which are the subject of this Agreement and the Facility Documents.

2.6	Each Obligor warrants that all of its existing and pending Intellectual Property (as defined and subject to the Security Agreements) is registered, is in good standing, does not infringe any third party Intellectual Property and that each Obligor respectively is in possession of all legal and regulatory consents, licenses and permissions it requires to enable it to satisfy its obligations under this Agreement and the Facility Documents.

2.7	The Borrower has delivered to the Lender a draft copy of its Annual Report on Form 10-K to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) containing the following consolidated draft financial statements of the Borrower and its subsidiaries (the “Draft Annual Financial Statements”): (a) draft balance sheets as at December 31, 2019 and 2018; and (b) draft statements of operations, comprehensive loss, cash flow, and stockholders’ equity as of December 31, 2019 and 2018. The Draft Annual Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and are subject to final adjustments and revisions, which the Borrower does not expect to be material, before being filed with the Borrower’s Annual Report on Form 10-K under the Exchange Act for the year ended December 31, 2019.

2.8	The Borrower has delivered to the Lender a draft copy of the following condensed interim consolidated financial statements of the Borrower and its subsidiaries (the “Interim Financial Statements”): (a) a balance sheet as at January 31, 2020: and (b) statements of operations, comprehensive loss, cash flow, and stockholders’ equity as of January 2020 and 2019. The Interim Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and are subject to final adjustments and revisions, which the Borrower does not expect to be material.

22

EXHIBIT A

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE EXERCISED, SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THIS WARRANT OR ANY COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

VOID AFTER 5:00 P.M. NEW YORK TIME ON THE EXPIRATION DATE

Certificate No.	Warrant to Purchase

Issue Date: [ ]	[Insert number of Shares]

Shares of Common Stock

AGEX THERAPEUTICS, INC.

COMMON STOCK PURCHASE WARRANTS

This certifies that, for value received, or its registered assigns (the “Holder”), is entitled to purchase from AgeX Therapeutics, Inc., a Delaware corporation (the “Company”), at a purchase price per share of [ ] Dollars and [ ] cents ($[ ]) (the “Warrant Price”), [_____________ (_______)] shares of its Common Stock, par value $0.0001 per share (the “Common Stock”). The number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the “Warrants”) and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. Outstanding Warrants not exercised prior to 5:00 p.m., New York time, on the third anniversary of the original issue date hereof (the “Expiration Date”) shall thereafter be void.

Subject to restriction specified in the Warrant Agreement, Warrants may be exercised in whole or in part on or after the date hereof by presentation of this Warrant Certificate with the Exercise Notice on the reverse side hereof duly executed, and simultaneous payment of the Warrant Price (or as otherwise set forth in Section 6.4 of the Warrant Agreement) at the principal office of the Company (or if a warrant agent is appointed, at the principal office of the warrant agent). Payment of the Warrant Price shall be made by bank wire transfer to the account of the Company or by bank cashier’s check as provided in Section 3.1 of the Warrant Agreement. As provided in the Warrant Agreement, the Warrant Price and the number or kind of shares which may be purchased upon the exercise of the Warrant evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

23

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of March [●], 2020 (the “Warrant Agreement”), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance of this Warrant Certificate consents. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

Upon any partial exercise of the Warrant evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrant evidenced by this Warrant Certificate shall not have been exercised to the extent provided in the Warrant Agreement. This Warrant Certificate may be exchanged at the office of the Company (or the warrant agent, if appointed) by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder thereof to purchase the aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement. This Warrant Certificate is transferable at the office of the Company (or the warrant agent, if appointed) in the manner and subject to the limitations set forth in the Warrant Agreement.

The Holder hereof may be treated by the Company, the warrant agent (if appointed), and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company (and the warrant agent, if appointed) may treat the Holder hereof as the owner for all purposes.

Neither the Warrant nor this Warrant Certificate entitles any Holder to any of the rights of a stockholder of the Company.

24

[This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the warrant agent.]*

DATED:

AGEX THERAPEUTICS, INC.

(Seal)		By:

Title:

Attest:
[COUNTERSIGNED:
WARRANT AGENT

By:	]*

Authorized Signature

*	To be part of the Warrant only after the appointment of a warrant agent pursuant to the Warrant Agreement.

25

FORM OF EXERCISE NOTICE

(To be executed upon exercise of Warrant)

To AgeX Therapeutics, Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _______ shares of Common Stock, as provided for therein, and tenders herewith payment of the Warrant Price in full in the form of a bank wire transfer to the account of the Company or by bank cashier’s check in the amount of $______________.

The undersigned hereby represents that (check any that apply):

☐ The undersigned is an “accredited investor” as defined in Rule 501 under the Securities Act.

☐ The undersigned is not a “U.S. person” as defined in Rule 902 under the Securities Act.

Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

____________________________________

(Please Print Name)

____________________________________

(Please Print Address)

____________________________________

(Social Security Number or

Other Taxpayer Identification Number)

____________________________________

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the share purchasable thereunder, to the extent provided in the Warrant Agreement, less any fraction of a share paid in cash.

26

ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

For value received, _____________ hereby sells, assigns and transfers unto _______________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:___________________

_______________________________

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate.

27